QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

Consent of independent auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 2, 2004, except for Note 5, as to which the date is March 26, 2004, with respect to the financial statements of LTA Holdings, Inc. and Subsidiaries included in Pre-Effective Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Five Star Quality Care, Inc. for the registration of 3,450,000 shares of its common stock.

                      /s/ Ernst & Young LLP

Nashville, Tennessee
November 23, 2004

QuickLinks

  Exhibit 23.3